3

                          LOAN AGREEMENT


          THIS AGREEMENT, Made and entered into as of the ___30th___ day of _January__, 1998, by and between BURNSVILLE MINNESOTA, LLC, a Minnesota limited liability company, and U.S. BANK NATIONAL ASSOCIATION, a national banking association.

          WITNESSETH THAT, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                           DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following respective meanings, unless the context hereof clearly requires otherwise:

          Adjusted Eurodollar Rate: With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

          Advance: The principal amount of the Loan advanced by Lender to or for the benefit of Borrower in accordance with the terms hereof on or about the date hereof.

          Affiliate: When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent [5%] or more of the equity interest), (c) each Person, five percent (5%) or more of the voting stock (or if such Person is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

          Agreement: This Loan Agreement, including any amendments hereof and supplements hereto executed by Borrower and Lender.

          Anchor Retailers: The following major retailers which each owns land which is adjacent to the Land and have each constructed on its said land a retail store which has been integrated with the Improvements:

               (a)  Dayton Hudson Corporation ( Dayton's),

               (b)  Dayton Hudson Corporation (Mervyn's of California),

               (c)  Sears Roebuck & Company,

               (d)  J. C. Penney Company, Inc.

          Applicable Margin:  With respect to:

               (a)  Reference Rate Advances -- 0.00%.

               (b)  Eurodollar Rate Advances:

                    (i)            0.90% through the first annual anniversary
                                    of   the date hereof, and

                    (ii)           0.95% thereafter.

                    Thus, if any Interest Period includes time both before and after said first annual anniversary date, the interest rate applicable thereto shall be increased by 0.05% on said first annual anniversary date.

          Appraisal: A third party appraisal of the value of the Project, commissioned by Lender and prepared at the expense of Borrower by a duly licensed and qualified appraiser selected by Lender (e.g., Mardell, Amundson, Johnson and Leirness, Inc.), which complies with all applicable Governmental Requirements and the requirements of Lender and its chief review appraiser.

          Board: The Board of Governors of the Federal Reserve System or any successor thereto.

          Borrower: BURNSVILLE MINNESOTA, LLC, a Minnesota limited liability company, and its permitted successors and assigns.

          Business Day: Any day (other than a Saturday, a Sunday, or a legal holiday in the State of Minnesota) on which national banks are permitted to be open.

          CBLH:  CBL Holdings I, Inc., a Delaware corporation.

          Code:  The Internal Revenue Code of 1986, as amended.

          Consultants: Third party experts retained by Lender to assist it in connection with closing, advancing or administering the Loan.

          Default Rate: The Default Rate of interest specified in Section I.2.C hereof.

          Environmental Audit: A written environmental review, audit, assessment or report addressed to Lender, setting forth the results of an investigation of the Project, including an historical investigation of the uses and ownership of the Land, contacts with appropriate governmental agencies and any Tests which may be requested by Lender, prepared by a competent environmental engineer or consultant who is acceptable to Lender and is licensed, bonded and insured in accordance with all applicable statutes, and which otherwise complies with Lender's standard requirements therefor.

          Equipment: All fixtures, equipment and personal property owned by Borrower and located in or on, and used in connection with the management, maintenance or operation of, the Land and the Improvements.

          Eurodollar Business Day: A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

          Eurodollar Rate: With respect to each Interest Period applicable to a Eurodollar Rate Advance, the interest rate per annum (rounded, if necessary, to the closest one-hundredth of one percent) at which United States dollar deposits are offered to Lender in the interbank Eurodollar market two (2) Eurodollar Business Days prior to the first day of such Interest Period for delivery in Immediately Available Funds on the first day of such Interest Period and in an amount approximately equal to the Advance to which such Interest Period is to apply as determined by Lender and for a maturity comparable to the Interest Period; provided that, in lieu of determining the rate in the foregoing manner, Lender may substitute the per annum Eurodollar rate (LIBOR) for United States dollars displayed on the LIBO page of the Reuters Monitor Money Rate Screen (hereinafter called Reuters LIBO page).

          Eurodollar Rate Advance: A portion of the Advance, in the minimum amount of $500,000.00, with respect to which Borrower has elected, pursuant hereto, to have the interest rate determined by reference to the Adjusted Eurodollar Rate.

          Eurodollar Reserve Percentage: As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the actual reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by Lender, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination, subject to any inconsistent requirements imposed by the Securities and Exchange Commission and/or the New York Stock Exchange.

          Governmental Requirements: All laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to Borrower, Lender and the Project.

          Guarantor: CBL & Associates Limited Partnership, a Delaware limited partnership, subject to the terms, conditions and provisions of the Guaranty.

          Guaranty: The guaranty of payment and performance of the obligations of Borrower under the Loan Documents, of even date herewith, executed by Guarantor, together with any amendments thereof or supplements thereto executed by Guarantor and Lender.

          Immediately Available Funds: Funds with good value on the day and in the city in which payment is received.

          Improvements: The buildings and improvements described on Exhibit B attached hereto and hereby made a part hereof which are now located upon the Land, together with any additions thereto consented to by Lender.

          Indemnification Agreement: Lender's form of indemnification agreement relating to environmental and accessibility matters of even date herewith, covering the Project and executed by Borrower and Guarantor, jointly and severally, in favor of Lender to secure the Loan, including any amendments thereof and supplements thereto executed by Borrower, Guarantor and Lender.

          Inspecting Architect: HDR Engineering, Inc. and/or any other independent architect, engineer or consultant selected by Lender.

          Interest Period: With respect to each Eurodollar Rate Advance, the period commencing on the date of such Eurodollar Rate Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Eurodollar Rate Advance and ending one (1), two (2), three
(3), six (6) or twelve (12) months thereafter, as Borrower may elect in the applicable notice or request of or for borrowing, continuation or conversion; provided that:

               (1) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; and

               (2) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month.

          No Interest Period may end after the Maturity Date. Any payment of a Eurodollar Rate Advance on a date other than the last day of the Interest Period applicable thereto shall be accompanied by an additional payment in an amount computed in accordance with Section I.10.

          Land: The approximately 38.7546 acres of land legally described on Exhibit A attached hereto and hereby made a part hereof, together with all additions thereto, deletions therefrom and/or substitutions therefor agreed to by Borrower and Lender.

          Leases: Leases of space within the Improvements which have been fully executed by Borrower and the tenant and are in full force and effect.

          Lender: U.S. Bank National Association, a national banking association, and its successors and assigns.

          Loan: The loan of the proceeds of the Note by Lender to Borrower in an Advance to be made pursuant to the terms of this Agreement.

          Loan Documents: The documents described in Section II.2 of this Agreement, which evidence and secure the Loan, including but not limited to the Note, the Mortgage, this Agreement, and the Indemnification Agreement, and including any amendments thereof and supplements thereto executed by Borrower, Lender and any other party thereto.

          Maturity Date: A date two (2) years after the date of this Agreement, i.e., ___January 30___,2000.

          Mortgage: The first Combination Mortgage, Security Agreement and Fixture Financing Statement of even date herewith, covering the Project, executed by Borrower to Lender, including any amendments thereof and supplements thereto.

          Note: The Promissory Note, of even date herewith, executed and delivered by Borrower to Lender in the principal amount of Sixty Million Seven Hundred Fifty Thousand and No/100ths Dollars ($60,750,000.00), to evidence the Loan, as the same may be amended, modified or replaced from time to time.

          Operating Budget: A detailed listing of all anticipated annual income and expenses from and for managing, maintaining and operating the Project for its current fiscal year and for each succeeding fiscal year of operation, prepared by Borrower or its agent and in form and substance acceptable to Lender.

          Operating Statement: A current, detailed statement of income and expenses from and for managing, maintaining and operating the Project, in form and substance acceptable to Lender, certified as true, correct and complete by the member in Borrower, and expressly showing all variations from the Operating Budget for the period covered thereby.

          Permitted Encumbrances: The liens, charges and encumbrances on title to the Project listed on Exhibit A hereto, if any.

          Plans: The final working plans for the Improvements, including drawings, specifications, details and manuals (if available).

          Pollutant: Any hazardous or toxic substance, waste or material, or other pollutant or contaminant (including but not limited to radioactive materials, gasoline, asbestos, dioxin, radon, urea-formaldehyde and polychlorinated biphenyls), as those terms are defined or used in any Governmental Requirement.

          Pre-Closing Requirements: The pre-closing requirements set forth in Section II.1 hereof.

          Project:  The Land, the Improvements and the Equipment.

          Property Management Agreement: That certain Property Management Agreement by and between Borrower and CBL & Associates Management, Inc., relating to the Project, dated as of __January 30__, 199_8_, as the same may be amended or supplemented from time to time with the consent of Lender.

          Purchase Agreement: That certain Agreement of Purchase and Sale covering the Project and dated December 31, 1997, by and between Corporate Property Investors, a Massachusetts business trust, as seller, and Development Options, Inc., a Wyoming corporation, as buyer.

          Purchase Price: As that term is defined in the Purchase Agreement, i.e., $81,000,000.00.

          Reference Rate: The rate of interest from time to time publicly announced by Lender as its "reference rate". Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

          Reference Rate Advance: A portion of the Advance with respect to which the interest rate is determined by reference to the Reference Rate.

          Regulatory Change: Any change after the date hereof in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requirements applying to a class of banks including Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          Termination Date: The earlier of (a) the Maturity Date, or (b) the date on which the Note is declared to be immediately due and payable pursuant hereto or to the Note.

          Tests: Such soil tests, water tests, chemical tests, materials tests and other tests and analyses as are appropriately required to confirm, with relative certainty, the absence of Pollutants from the Project.

          Title Company: First American Title Insurance Company, a California corporation.

          Title Policy: A loan policy of title insurance in favor of Lender issued by the Title Company and complying with Lender's standard requirements therefor, including its requirements for reinsurance above the level of $30,000,000; provided, however, that no zoning or usury endorsement thereto will be required.

          Transaction Documents: This Agreement, each other Loan Document and the Guaranty.

          Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred, unless Borrower and Lender agree in writing on an adjustment to such computation or determination to account for such change in GAAP. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated, the word "from" means "from and including" and the words "to" or "until" each means "to but excluding". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Subsections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                            I.  LOAN

I.1 - Principal

Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the proceeds of the Loan, in accordance with the terms hereof until the Maturity Date, for the purpose of acquiring and holding the Project; provided, however, that the maximum amount of such proceeds which Lender will be obligated to lend hereunder shall be the lesser of (a) seventy-five percent (75%) of the Purchase Price, or (b) seventy-five percent (75%) of the as-is value of the Project, as shown by the Appraisal. If Lender makes the Advance prior to the delivery by Borrower to Lender of the Appraisal, and if the Appraisal, when thereafter delivered, shows that the unpaid principal balance of the Loan is more than seventy-five percent (75%) of the as-is value of the Project, Borrower shall prepay a portion of said principal balance, without premium or penalty (except as provided in Section
I.4 if such prepayment is applied to one [1] or more Eurodollar Rate Advance(s) because there are not sufficient Reference Rate Advances to which the same may be applied), to a level such that said unpaid principal balance does not exceed seventy-five percent (75%) of said as-is value of the Project. The Advance shall be evidenced by the Note, and

Borrower shall give Lender written notice not later than 10:00 A.M. (Minneapolis time) two (2) Eurodollar Business Days prior to the date of the Advance, if Borrower desires that any portion thereof be a Eurodollar Rate Advance. The entire unpaid principal amount of the Loan shall be deemed payable on the Termination Date.

I.2 - Interest

Interest shall accrue and be payable as follows:

               A. Each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin. (If Borrower has made no election of an interest rate option with respect to any portion of the Advance, said portion shall be deemed to be a Reference Rate Advance.)

               B. Each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin.

               C. Any portion of the Advance not paid when due, whether at the date scheduled therefor or earlier upon acceleration, which remains unpaid for more than ten (10) days following written notice by Lender to Borrower thereof, shall bear interest until paid in full (i) during the balance of any Interest Period applicable to such portion, at a rate per annum equal to the sum of the rate applicable to such portion during such Interest Period plus 3.0%, and (ii) otherwise, at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin for Reference Rate Advances, plus (C) 3.0% (herein called the "Default Rate").

               D. Interest shall be payable (i) on the first day of each calendar month, commencing on the first day of ________, 1998 (pursuant to monthly statements to be provided by Lender therefor); (ii) upon any permitted prepayment (on the amount prepaid); and (iii) on the Termination Date; provided that interest under Section I.2.C shall be payable on demand. Interest on the Loan shall be computed on the basis of actual days elapsed and a year of 360 days.

I.3   Conversions and Continuations

On the terms and subject to the limitations hereof, Borrower shall have the option at any time and from time to time to convert all or any portion of the Advance into Reference Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto, and no portion of the Advance may be converted to or continued as a Eurodollar Rate Advance if a default or an event of default has occurred and is continuing on the proposed date of continuation or conversion. In addition, portions of the Advance may be converted to, or continued as, Eurodollar Rate Advances only in amounts of $500,000.00 or more, and Borrower shall pay an administration fee to Lender in the amount of $250.00 for each such conversion or continuation. Borrower shall give Lender written notice of any continuation or conversion of any portion of the Advance, and such notice must be given so as to be received by the Bank not later than 10:00 A.M. (Minneapolis time) two (2) Eurodollar Business Days prior to the requested date of conversion or continuation in the case of the continuation of, or conversion to, a Eurodollar Rate Advance, and not later than 10:00 A.M. (Minneapolis time) on the date of the requested conversion to a Reference Rate Advance. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Rate Advances, and (iii) a Business Day in the case of conversions to Reference Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by Borrower under this Section shall be irrevocable. If Borrower shall fail to notify Lender of the continuation of any Eurodollar Rate Advance within the time required by this Section, such Eurodollar Rate Advance shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Reference Rate Advance of the same principal amount. Notwithstanding anything to the contrary herein set forth, the maximum number of Eurodollar Rate Advances which may be outstanding at any given time shall be six (6).

I.4   Optional Prepayments.

Borrower may prepay Reference Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Borrower may prepay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto, unless such prepayment (whether voluntary or mandatory upon an acceleration following an event of default) is accompanied by an additional payment in an amount computed pursuant to Section I.10 hereof, as well as by accrued and unpaid interest on the amount prepaid. Amounts so prepaid shall be applied against the principal installments on the Note, if any, in the inverse order of maturity and cannot be reborrowed, unless Lender, in its discretion, hereafter agrees to permit such reborrowing on terms and conditions acceptable to Lender.

I.5   Payments.

Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under this Agreement payable to Lender shall be made without setoff or counterclaim in Immediately Available Funds not later than 1:00 P.M. (Minneapolis time) on the dates called for under this Agreement and the Note to the Lender at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

I.6   Interest Rate Not Ascertainable, Etc.

If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, Lender determines (which determination shall be conclusive and binding, absent error) that:

          (a) deposits in dollars (in the applicable amount) are not being made available to Lender in the relevant market for such Interest Period, or

          (b) the Adjusted Eurodollar Rate, as a result of an event or change of circumstances (other than simple rate fluctuations) occurring after the date of this Agreement, will not adequately and fairly reflect the cost to Lender of funding or maintaining Eurodollar Rate Advances for such Interest Period, and Borrower does not agree, in writing, to pay the additional costs actually incurred by Lender,

Lender shall forthwith give notice to Borrower of such determination, whereupon the obligation of Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by Lender shall be Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

I.7   Increased Cost.

If any Regulatory Change:

          (a) shall subject Lender to any tax, duty or other charge with respect to its Eurodollar Rate Advances, the Note, or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to Lender of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender's principal office is located); or

          (b) shall impose, modify or deem applicable any reserve, special deposit, capital or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, the Note or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Note, then, within thirty (30) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction; provided, however, that Borrower shall not be required to so compensate Lender for any such increased cost or reduction which occurred, accrued or was incurred with respect to any period more than six (6) months prior to the date of said demand. Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, Lender may use any reasonable averaging and attribution methods. Failure on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

I.8   Illegality

If any Regulatory Change shall make it unlawful or impossible for Lender to make, maintain or fund any Eurodollar Rate Advances, Lender shall notify Borrower, whereupon the obligation of Lender to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist. If Lender determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of Lender's notice, and upon such conversion Borrower shall indemnify Lender in accordance with Section I.10, unless the unlawfulness thereof results from conduct of Lender, other than conduct in conformance with the terms hereof, which causes said Advance (which would otherwise be lawful) to become unlawful.

I.9   Capital Adequacy

In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on Lender's capital or the capital of its parent corporation (by an amount Lender deems material) as a consequence of the Loan to a level below that which Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account Lender's policies and the policies of its parent corporation with respect to capital adequacy), then Borrower shall, within ten (10) days after written notice and demand from Lender, pay to Lender additional amounts sufficient to compensate Lender or its parent corporation for such reduction. Any determination by Lender under this Section and any certificate as to the amount of such reduction given to Borrower by Lender shall be final, conclusive and binding for all purposes, absent error.

I.10   Funding Losses; Eurodollar Rate Advances

Borrower shall compensate Lender, upon its written request, for all actual losses, expenses and liabilities (including any interest paid by Lender to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by Lender in connection with the re-employment of such funds and including loss of anticipated profits) which Lender may sustain: (i) if for any reason, other than a default by Lender, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Eurodollar Rate Advance hereunder, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of the principal balance of the Loan following an event of default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section I.8, occurs on any day other than the last day of the Interest Period applicable thereto. Lender's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

I.11   Discretion of Lender as to Manner of Funding

Lender shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section I.10, but excluding determinations that Lender may elect to make from the Reuters Screen LIBO page) shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period. Borrower shall not be obligated to compensate Lender for any losses suffered by Lender as a result of its election not to actually so maintain and fund any Eurodollar Rate Advance during the Interest Period for such Eurodollar Rate Advance.

                  II.  CONDITIONS OF BORROWING

Lender shall not be required to make the Advance hereunder until the pre-closing requirements, conditions and other requirements set forth below have been completed and fulfilled to the satisfaction of Lender, at Borrower's sole cost and expense. It is agreed, however, that Lender may, in its discretion, make the Advance prior to completion and fulfillment of any or all of such pre-closing requirements, conditions and requirements, without waiving its right to thereafter require such completion and fulfillment.

II.1 - Pre-Closing Requirements

At least ten (10) days prior to the closing of the Loan, Borrower shall provide to Lender each of the following, in form and substance acceptable to Lender:

          A. A commitment for the Title Policy or a preliminary title report from the Title Company, complying with Lender's standard requirements therefor, together with two (2) copies of each document referred to therein.

          B. Two (2) complete sets of the Plans (if and to the extent available).

          C. Two (2) copies of any existing, recorded subdivision plat affecting the Land.

          D. Evidence of access to the Project by dedicated streets or by insurable recorded easements.

          E. Four (4) copies of a current, certified, as built ALTA/ACSM LAND TITLE SURVEY of the Project, which shall also be prepared in accordance with Lender's standard requirements therefor.

          F. Soil reports on the Land, showing that the soil will adequately support the Improvements (if and to the extent available).

          G. An Environmental Audit showing that no Pollutant is present above, on, in or under the Project, and all reports, data and other information produced in connection with the Tests. The Environmental Audit shall also specify whether or not any environmental assessment, study or statement with respect to the Project is required by any Governmental Requirement. If such an assessment, study or statement is so required, Borrower shall provide a copy thereof to Lender, and, if none is so required, Borrower shall provide Lender with an appropriate declaration of environmental nonsignificance relating to the Project, if available in the jurisdiction in which the Project is located.

          H. A written report or certification from the Inspecting Architect or from another qualified Consultant stating that the Project, as built, is structurally sound and in good physical condition as when new, ordinary wear and tear of reasonable use excepted; that all mechanical, electrical, plumbing, utility and other systems thereof are in proper working order; and that the Project complies with all applicable Governmental Requirements relating to the accessibility thereof to disabled, handicapped and physically challenged persons, including but not limited to the Americans With Disabilities Act of 1991.

          I. Insurance policies and/or certificates of insurance written by insurers satisfactory to Lender and in amounts satisfactory to Lender, prepared in accordance with Lender's standard requirements therefor.

          J. A flood zone certification from First American Flood Data Services, Inc. (or another Consultant acceptable to Lender), indicating that the Project is not located in a flood plain or any other flood prone area, as designated by any governmental agency; provided, however, that if the Project is so located, Borrower shall obtain and deliver to Lender evidence of flood insurance acceptable to Lender.

          K. A letter addressed to Lender from an appropriate municipal officer regarding zoning and building code compliance, prepared in accordance with Lender's standard form therefor.

          L. A fully executed copy of the Purchase Agreement, together with (i) a true, correct and complete copy of each document and item relating to the Project which Borrower is entitled to receive from the seller thereunder; and (ii) a fully executed copy of the assignment of the buyer's interest thereunder to Borrower.

          M.   The Appraisal.

          N. UCC chattel lien searches from the appropriate offices in Dakota County, Minnesota, and Hamilton County, Tennessee, and from the offices of the Secretaries of State of Minnesota and Tennessee, covering the name of Borrower and of Guarantor.

          O. Copies of all Leases which Lender shall request after reviewing a rent roll for the Project, including all exhibits, amendments and assignments thereto and thereof.

          P. A copy of Borrower's Operating and/or Member Control Agreement (certified by its member as being true, correct, complete, unamended and in full force and effect) and a copy of Borrower's Articles of Organization and a Certificate of Good Standing for Borrower (each certified by the Secretary of State of Minnesota), together with evidence, satisfactory to Lender, that Borrower has complied with all other filing requirements and fictitious name requirements, if any, necessary to permit Borrower to do business in the State of Minnesota, and evidence, satisfactory to Lender, that Borrower has complied with the above-mentioned documents in executing the Loan Documents.

          Q. A copy of the Limited Partnership Agreement of Guarantor (certified by its general partner as being true, correct, complete, unamended and in full force and effect); a copy of Guarantor's Certificate of Limited Partnership and a Certificate of Good Standing for Guarantor, each currently certified by the Delaware Secretary of State; and a Certificate of Authority and a Certificate of Good Standing for Guarantor, each certified by the Secretary of the State of Minnesota, together with evidence, satisfactory to Lender, that Guarantor has complied with all other filing requirements and fictitious name requirements, if any, necessary to permit Guarantor to do business in the State of Minnesota, and evidence, satisfactory to Lender, that Guarantor has complied with the above-mentioned documents in executing the Guaranty and the Indemnification Agreement.

          R. A copy of the Certificate or Articles of Incorporation of CBLH, the general partner in Guarantor, and a Certificate of Good Standing for CBLH, each currently certified by the Secretary of State of Delaware; copies of CBLH's Bylaws, Resolutions of CBLH's Board of Directors authorizing the transactions described herein and an incumbency certificate, all currently certified by CBLH's corporate Secretary; and a Certificate of Authority and a Certificate of Good Standing for CBLH, each certified by the Secretary of State of Minnesota.

          S. A standard form of lease to be used by Borrower in leasing space within the Project.

          T. A rent roll for the Project, current as of the date of closing of the Loan.

          U. A certificate of occupancy, issued by the City of Burnsville, Minnesota, covering the Improvements and each leased space therein (if available).

          V. A copy of each noncancellable agreement relating to the management, operation or maintenance of the Project and of each such agreement which cannot be cancelled by thirty (30) days' or less notice, including the Property Management Agreement.

          W. A copy of each Reciprocal Easement and Operating Agreement and/or Development Agreement which affects the Project.

          X.   An Operating Budget for the Project for 1998.

          Y. The most current available financial statements of Borrower and of Guarantor, as well as financial statements of each of said parties for each of the three (3) full fiscal years of said party immediately preceding the time period covered by said current financial statements (if available), together with copies of all federal income tax returns (with all supporting schedules) of each of said parties for their three
               (3) most recent fiscal years (if available), all signed and certified as true, correct and complete by the party to which they apply. If any such party is not an individual person, said financial statements must also be certified by an independent certified public accountant of recognized standing acceptable to Lender.

          Z. A proforma, projected Operating Statement for the Project for 1998.

          AA. Information concerning current ad valorem property taxes and special assessments to which the Project is subject, including copies of tax statements, tax parcel number(s) and payment dates, as well as Borrower's Federal Taxpayer Identification Number.

          BB. A copy of each existing marketing report relating to the Project.

          CC. Evidence acceptable to Lender that each of the four (4) Anchor Retailers (i) is in possession of its retail store which has been integrated with the Project; and (ii) is operating the same as a retail store in compliance with all applicable Operating Agreements, together with evidence acceptable to Lender that no default exists thereunder.

          DD. Other agreements, documents and exhibits relating to the above requirements which may be required, in Lender's judgment, to assure compliance with all requirements of this Agreement.

II.2 - Loan Documents

On or before the date of closing of the Loan, Borrower shall execute and deliver (or cause to be executed and delivered) to Lender this Agreement and the following other documents in form and substance acceptable to Lender and to its counsel, to evidence and secure the Loan:

          A.   The Note.

          B.   The Mortgage.

          C. A general assignment of all leases of and rents and income from the Project.

          D. A first security interest in all Equipment and in all of Borrower's intangible property relating to the Project, created and evidenced by a security agreement (which may be incorporated within the Mortgage) and by appropriate Uniform Commercial Code financing statements.

          E.   The Indemnification Agreement.

          F.   The Guaranty.

          G. A sworn statement from and agreement by Borrower listing all guarantees and contingent liabilities to which Borrower is a party or for which Borrower may be liable and agreeing to periodically update said listing, to which sworn statement shall be attached current financial statements of Borrower and of Guarantor, which shall be, in such sworn statement, certified and sworn to by the party to which they relate as being true, correct, complete and not misleading in any material respect, and each such party shall also, in such sworn statement, certify that there has been no material change in the financial status of said party since the date thereof.

          H. Subordination, non-disturbance and attornment agreements executed by Borrower, by each tenant of the Project which pays more than $75,000.00 per year in rent (hereinafter called "Large Tenant"), and by Lender.

          I.   A tenant estoppel letter or certificate signed by each Large
               Tenant.

          J.   A current, certified rent roll for the Project.

          K. An assignment of the Property Management Agreement and a limited subordination of the rights of CBL & Associates Management, Inc. thereunder to the rights of Lender under the other Loan Documents.

          L. Such other documents as Lender may reasonably require to evidence and secure the Loan.

Lender may designate which of the Loan Documents are to be placed of record, the order of recording thereof, and the offices in which the same are to be recorded. Borrower shall pay all documentary, recording and/or registration taxes and/or fees, if any, due upon the Loan Documents.

II.3 - Title Insurance

Lender shall have received the Title Policy, or the Title Company shall have modified and initialled the commitment therefor in a manner acceptable to Lender.

II.4 - Opinion of Borrower's Attorneys

Lender shall have received from counsel for Borrower and/or Lender a current written opinion, in scope, form and substance acceptable to Lender.

II.5 - Purchase Price

Lender shall have received a copy of the signed closing statement relating to Borrower's acquisition of the Project, together with evidence acceptable to Lender, that Borrower has paid, or has arranged to pay, the Purchase Price, plus all closing costs which are the obligation of Borrower under the Purchase Agreement, to the extent that the aggregate total thereof exceeds $60,750,000.00.

II.6 - Origination Fee

Borrower shall have paid to Lender an origination fee in the amount of $182,250.00 in Immediately Available Funds.

                 III.  [INTENTIONALLY OMITTED]

        IV.  REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants to Lender that:

IV.1 - Legal Status of Borrower

Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to own and operate the Project and to execute, deliver and perform this Agreement and the other Loan Documents; Guarantor is the sole member in Borrower; all consents of said member necessary to authorize the execution, delivery and performance of this Agreement and of the other Loan Documents which have been or are to be executed by and on behalf of Borrower have been duly obtained and are in full force and effect; this Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Borrower so as to constitute this Agreement and such other Loan Documents the valid and binding obligations of Borrower, enforceable in accordance with their terms; and Borrower has complied with all applicable assumed and/or fictitious name requirements of the state in which it is organized.

IV.2 - Title

Borrower is the owner, in fee simple, of the Land and of the Improvements and the Equipment now located on the Land, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances.

IV.3 - No Breach of Applicable Agreements or Laws

The consummation of the transactions contemplated hereby and the execution, delivery and/or performance of this Agreement and the other Loan Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, bank loan, credit agreement, or other instrument or, to the best of Borrower's knowledge, violate any Governmental Requirements, to which Borrower is a party, or by which Borrower may be bound or affected. Borrower and its member have been formed in accordance with all applicable federal and state securities laws and regulations, and there are no pending or threatened claims against Borrower or its member alleging a violation of any securities law or regulation.

IV.4 - No Litigation or Defaults

There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, Guarantor or the Project, which will have a material adverse impact upon Borrower, Guarantor or the Project, except as listed on Exhibit E attached hereto and hereby made a part hereof, or involving the validity or enforceability of the Loan Documents or the priority of the lien thereof, at law or in equity; and, to the best of Borrower's knowledge, neither Borrower nor Guarantor is in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Borrower or Guarantor.

IV.5 - Financial and Other Information

The financial statements of Borrower and of Guarantor previously or hereafter delivered to Lender fairly and accurately present, or will fairly and accurately present, the financial condition of Borrower and of Guarantor, as of the dates of such statements, and neither this Agreement nor any document, financial statement, financial or credit information, certificate or statement referred to herein or furnished to Lender by Borrower or Guarantor contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact, or is or will be misleading in any material respect.

IV.6 - No Defaults under Loan Documents or Other Agreements

There is, and, until Lender has been fully repaid the entire indebtedness evidenced or to be evidenced by the Note, there will be, no default or event of default on the part of Borrower or Guarantor under the Loan Documents or under any other document to which Borrower or Guarantor is a party and which relates to the acquisition, ownership, occupancy, use or management of the Project; and Borrower is not and will not be in default in the payment of the principal or interest on any of its indebtedness for borrowed money, and is not and will not be, in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued or is secured, and no event has occurred, or will occur, which, with the lapse of time or the giving of notice or both, would constitute an event of default thereunder; and Guarantor is not, on the date of this Agreement, in default in the payment of the principal or interest on any of its recourse indebtedness for borrowed money; provided, however, that no breach of the foregoing representations and warranties shall be deemed to exist with respect to any alleged default so long as Borrower (or Guarantor) is diligently contesting the existence of said alleged default in good faith by appropriate legal proceedings. Guarantor shall give Lender prompt written notice of any default by it under any nonrecourse obligation, but no such default shall be deemed to be a breach of the foregoing representations or warranties.

IV.7 - Boundary Lines; Conformance with Governmental Requirements and
Restrictions

To the best of Borrower's knowledge, the exterior lines of the Improvements are, and at all times will be, within the boundary lines of the Land, and Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable Governmental Requirements, including but not limited to building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project, and the Project will, to the best of Borrower's knowledge, in all respects conform to and comply with said covenants, conditions, restrictions, reservations and Governmental Requirements.

IV.8 - Single Asset Entity

Borrower is a single-asset entity, the only property owned by which is the Project.

IV.9   Guarantor

Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, and to execute, deliver and perform the Guaranty, the Indemnification Agreement and any other Loan Documents which it is required to execute; the sole general partner in Guarantor is CBLH; all consents of general and/or limited partners in Guarantor necessary to authorize the execution, delivery and performance of the Guaranty, the Indemnification Agreement and such other Loan Documents have been duly obtained and are in full force and effect; the Guaranty, the Indemnification Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Guarantor so as to constitute the Guaranty, the Indemnification Agreement and such other Loan Documents the valid and binding obligations of Guarantor, enforceable in accordance with their terms; and Guarantor has complied with all applicable assumed and/or fictitious name requirements of the state in which it is organized and of the state in which the Project is located.

IV.10 - CBLH

CBLH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, and to execute, deliver and perform, on behalf of Guarantor, as the sole general partner therein, the Guaranty, the Indemnification Agreement and any other Loan Documents which Guarantor is required to execute; all resolutions of the directors and/or shareholders of CBLH necessary to authorize said execution, delivery and performance of the Guaranty, the Indemnification Agreement and such other Loan Documents have been duly adopted and are in full force and effect; and the Guaranty, the Indemnification Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of CBLH, as the sole general partner in Guarantor, so as to constitute the Guaranty, the Indemnification Agreement and such other Loan Documents the valid and binding obligations of Guarantor, enforceable in accordance with their terms.

IV.11 - Purchase Agreement

The Purchase Agreement is in full force and effect and has not been terminated, cancelled, modified or amended, subject to the provisions thereof which provide for the merger thereof into the deed to Borrower (with certain limited exceptions) upon the execution and delivery of said deed. To the best of Borrower's knowledge, all representations and warranties of Borrower and of the seller set forth therein are true, correct and complete on the date hereof.

IV.12 - Anchor Retailers

All four (4) Anchor Retailers are in possession of and are operating their respective retail stores, which have been integrated with the Project, as retail stores in compliance with any and all Operating Agreements applicable thereto.

IV.13 - Miscellaneous

Borrower is not

          A. Engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board), and the value of all margin stock owned by Borrower does not constitute more than twenty-five percent (25%) of the value of the assets of Borrower.

          B. An "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          C. A "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                   V.  COVENANTS OF BORROWER

While this Agreement is in effect, and until Lender has been paid in full the principal of and interest on all advances made by Lender hereunder and under the other Loan Documents:

V.1 - Paying Costs of Project and Loan

Borrower shall pay and discharge, prior to delinquency, all taxes, assessments and other governmental charges upon the Project, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Project; provided, however, that Borrower shall have the right to bond off, to remove or to contest the amount, validity and/or applicability of any of the foregoing in strict accordance with the terms of the Mortgage.

Borrower shall also pay all third-party costs and expenses of Lender and all costs and expenses of Borrower in connection with the Project, the preparation and review of the Loan Documents and the evaluation, making, closing, administration and/or repayment of the Loan, including but not limited to the reasonable fees of Lender's attorneys (including Minnesota counsel), fees of the Inspecting Architect and Consultants (including fees for preparation and amendment of the Environmental Audit), appraisal fees, an internal appraisal review fee of up to $2,500.00, administration fees, title insurance costs, disbursement expenses, and all other costs and expenses payable to third parties incurred by Lender or Borrower in connection with the Loan. Such costs and expenses shall be so paid by Borrower whether or not the Loan is fully advanced.

V.2 - Using Loan Proceeds

Borrower shall use the Loan proceeds solely to pay, or to reimburse Borrower for paying, a portion of the Purchase Price.

V.3 - Keeping of Records

Borrower shall set up and maintain accurate and complete books, accounts and records in the ordinary course of business pertaining to the Project in a manner reasonably acceptable to Lender. Borrower will permit the Inspecting Architect to have free access to and to inspect and copy all books, records and contracts (except as herein expressly provided) of Borrower relating to acquisition and operation of the Project, and will permit representatives of Lender to have free access to and to inspect and copy all books, records and contracts (except as herein expressly provided) of Borrower. Any such inspection by Lender and/or the Inspecting Architect shall be for the sole benefit and protection of Lender, and Lender shall have no obligation to disclose the results thereof to Borrower or to any third party, unless Lender elects to take some action against Borrower (or Guarantor) under the Loan Documents as a result thereof, in which event Lender shall notify Borrower (and Guarantor) of said results.

V.4 - Providing Financial Information

Borrower shall furnish such financial information concerning Borrower, Guarantor and the Project as Lender may request, and shall furnish to Lender
(a) quarterly financial statements (including a balance sheet, income statement and change in financial condition statement) for Borrower and Guarantor (consolidated), if prepared in the ordinary course of its business, within forty-five (45) days following the end of each fiscal quarter thereof,
(b) current annual financial statements (including a balance sheet, income statement and change in financial condition statement) for Borrower and Guarantor (consolidated) within ninety (90) days following the end of each fiscal year thereof, (c) copies of the filed federal income tax returns (with all supporting schedules) of Borrower and Guarantor due during the term of the Loan within fifteen (15) days after receipt of a written request therefor from Lender, and (d) upon receipt of a written request therefor from Lender, quarterly written reports (i) setting forth any new direct indebtedness, obligations or liabilities incurred by Borrower since the date hereof (or the date of the last such written report after the first such written report is so provided) ("Report Date"), and (ii) confirming that the Exhibit to the Sworn Statement and Agreement Concerning Guarantees, Contingent Liabilities and Financial Statements of even date herewith, executed by Borrower and Guarantor to Lender, which lists Borrower's Guarantees and Contingent Liabilities, as that term is defined in said Sworn
Statement, remains a true, correct, complete and fully representative list of Borrower's Guarantees and Contingent Liabilities, or amending said
Exhibit to reflect any additions to, subtractions from or changes in such Guarantees and Contingent Liabilities since the last Report Date, so long as any portion of the indebtedness evidenced by the Note is unpaid. All such financial statements shall be in reasonable detail, shall be prepared for partnerships and corporations in accordance with GAAP and for individuals in accordance with accounting principles consistently applied, shall be certified by the party to which they apply as true, correct and complete, and, with respect to annual statements of partnerships and corporations, shall be audited by a certified public accountant of recognized standing acceptable to Lender. With respect to Guarantor's financial statements, copies of Form 10-Q (covering each fiscal quarter of Guarantor) filed by Guarantor with the Securities and Exchange Commission shall satisfy the requirements relating to Guarantor's quarterly financial statements set forth above, and copies of Guarantor's Form 10-K (covering each fiscal year of Guarantor) so filed by Guarantor shall satisfy the requirements relating to Guarantor's annual financial statements set forth above. In addition, Borrower shall also provide to Lender such other information regarding the business, operation and financial condition of Borrower, Guarantor and the Project as Lender may request and shall permit Lender to examine all of Borrower's books and records pertaining thereto.

V.5 - Providing Operating Budgets and Operating Statements

Borrower shall deliver to Lender prior to the commencement of each fiscal year of the Project, an Operating Budget for the Project for such fiscal year of the Project. In addition, Borrower shall, by the fifteenth (15th) day of each calendar month (or within fifteen [15] days after the end of each fiscal quarter of the Project, at Lender's option), deliver to Lender an Operating Statement for the Project for the preceding full or partial calendar month (or fiscal quarter), which shall specifically note all variations from the current Operating Budget. Borrower shall also deliver to Lender an annual Operating Statement for the Project within ninety (90) days following the end of each fiscal year thereof. All such Operating Statements shall be certified as true, correct and complete by Borrower.

V.6 - Providing Leasing Information

Borrower shall not enter into, amend or modify any lease covering 7,500 or more square feet of space in the Project (hereinafter called a "Major
Lease") without Lender's prior written consent, shall not enter into any other lease of space in the Project unless entered in good faith, in a commercially reasonable manner and in substantially the form of lease previously provided to and approved by Lender, shall not amend or modify any such other lease except in good faith and in a commercially reasonable manner, and shall furnish to Lender, upon execution, a fully executed copy of each lease entered into by Borrower covering space in the Project, together with all exhibits and attachments thereto and all amendments and modifications thereof. Borrower shall provide Lender with a copy of each proposed Major Lease (and of each other nonconforming lease) and with financial information on the proposed tenant (if such financial information is expressly requested by Lender) to aid Lender in determining whether it will consent thereto. Unless Lender expressly refuses to consent to a proposed Major Lease (or other nonconforming lease) by written notice to Borrower within ten (10) Business Days after receipt from Borrower of a copy thereof and a request for such consent, Lender shall be deemed to have approved the same. Lender may declare each such lease to be prior or subordinate to the Mortgage, at Lender's option. Borrower shall provide to Lender a quarterly rent roll for, and a leasing status report on, the Project, showing the names of all lessees, the areas leased, the major terms of all leases, all letters of intent or agreements to lease, and all prospective tenants with which written contacts have been made or with which written negotiations for a lease have commenced, within thirty (30) days after the end of each fiscal quarter of the Project.

V.7 - Maintaining Insurance Coverage

Borrower shall, at all times until Lender has been fully repaid all indebtedness evidenced by the Note, maintain, or cause to be maintained, in effect (and shall furnish to Lender copies of), insurance policies, as required under the terms of Exhibit D attached hereto and hereby made a part hereof, and shall furnish to Lender proof of payment of all premiums for such insurance.

V.8 - Transferring, Conveying or Encumbering the Property

Borrower shall not voluntarily or involuntarily agree to, cause, suffer or permit (a) any sale, transfer or conveyance of any interest of Borrower, legal or equitable, in the Project or any part or portion thereof; or (b) any mortgage, pledge, encumbrance or lien to be imposed or remain outstanding against the Project, or any security interest to exist therein, except as created by the Loan Documents, and except Permitted Encumbrances, without, in each instance, the prior written consent of Lender, unless the same is being contested in accordance with the provisions of the Mortgage. No addition to, withdrawal of or other change in the member of Borrower, or any sale or transfer of, or change in the ownership of, any membership interest in Borrower, shall be permitted without Lender's prior written consent. Any provision of this Agreement or of any other Loan Document to the contrary notwithstanding, reapportionments and transfers of beneficial interests in Borrower and Guarantor shall be permitted without prior review or consent of Lender, so long as at least fifty-one percent (51%) in the aggregate of the membership interest in Borrower and of the general partnership interest in Guarantor shall be held by CBLH and/or its affiliates, subsidiaries and key officers.

V.9 - Complying with the Loan Documents and Other Documents

Borrower shall comply with and perform all of its agreements and obligations under the Purchase Agreement, under the Loan Documents and under all other contracts and agreements to which Borrower is a party relating to the acquisition, ownership, occupancy, use or management of the Project, and shall comply with all requests by Lender which are consistent with the terms thereof.

V.10 - Miscellaneous

Borrower shall also:

          A. Maintain its limited liability company existence in good standing under the laws of the State of Minnesota and its qualification to transact business in each other jurisdiction where failure so to qualify would permanently preclude Borrower from enforcing its rights with respect to any material asset or would expose Borrower to any material liability.

          B. File all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it and all claims or demands of any kind which, if unpaid, might result in the creation of a lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings (and in accordance with the terms of the Mortgage, if such taxes or assessments relate to the Project), and as long as Borrower's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on Borrower's books in accordance with GAAP.

          C. Give prompt written notice to Lender of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting Borrower, Guarantor or any property of Borrower or to which Borrower or Guarantor is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower or Guarantor or on the ability of Borrower or Guarantor to perform its obligations under this Agreement, the other Loan Documents or the Guaranty, stating the nature and status of such action, suit or proceeding.

          D. Remain a single asset entity, the only property owned by which shall be the Project.

V.11 - Underground Tank Upgrade.

On or before December 22, 1998, Borrower shall upgrade the two (2) 25,000 gallon underground fuel oil storage tanks located within the Project as required under applicable federal and state laws and regulations. Upon completion of the upgrading, but not later than December 22, 1998, Borrower shall deliver to Lender a certificate, signed by Borrower and an environmental Consultant acceptable to Lender in its reasonable discretion, certifying that said tanks have been so upgraded.

                         VI.  DEFAULTS

VI.1 - Events of Default

Any of the following events shall constitute an event of default under this
Agreement:

          a. Borrower shall default in the payment of principal due according to the terms hereof or of the Note, which default in any such case is not cured within ten (10) days following delivery of notice thereof by Lender to Borrower.

          b. Borrower shall default in the payment of interest due hereunder or under the Note, or in the payment of fees or any other amounts payable hereunder, under the Note or under any of the other Loan Documents, which default in any such case is not cured within ten (10) days following delivery of notice thereof by Lender to Borrower.

          c. Borrower shall default in the performance or observance of any other agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement, which default is not cured within thirty (30) days following delivery of written notice thereof by Lender to Borrower; provided that in the event such default cannot be cured in the exercise of reasonable diligence within said thirty (30) day period, Borrower shall have such additional time as shall be reasonably necessary to cure the same (not to exceed sixty [60] days beyond said initial thirty [30] day period), provided said cure is commenced within said initial thirty (30) day period and is thereafter diligently pursued to completion.

          d. Any representation or warranty made by Borrower or Guarantor in this Agreement, in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with the Loan, shall be untrue or incomplete in any material respect, and Borrower shall fail to correct the factual inaccuracy therein within thirty (30) days following delivery by Lender to Borrower of written notice thereof.

          e. An event of default shall exist under the terms of any other Loan Document or the Guaranty.

          f. Borrower or Guarantor shall become insolvent or shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency or pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing.

          g. A judgment or judgments for the payment of money in excess of the sum of $200,000.00 in the aggregate shall be rendered against Borrower, and Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgment by the judgment creditor, within one hundred twenty (120) days from the date of entry thereof, and within said period of one hundred twenty (120) days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          h. The maturity of any material indebtedness of Borrower (other than indebtedness under this Agreement) shall be accelerated, or Borrower shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or, in the case of such indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness or any trustee or other person, party or entity acting on behalf of such holder to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness of Borrower shall be deemed "material" if it exceeds $200,000.00 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Subsection (h) has occurred.

          i. Any execution or attachment shall be issued whereby any substantial part of the property of Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within ninety (90) days after the issuance thereof.

          j. Guarantor shall repudiate or purport to revoke the Guaranty, or the Guaranty for any reason (except pursuant to the express terms thereof) shall cease to be in full force and effect as to Guarantor or shall be judicially declared null and void as to Guarantor, unless Borrower replaces Guarantor with another guarantor acceptable to Lender or pays the Loan in full within ninety (90) days following delivery of written notice thereof by Lender to Borrower.

          k. Any Transaction Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by Borrower and/or Guarantor, or Lender shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of Lender if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $500,000.00, and (ii) any of the foregoing shall remain unremedied for ten (10) days or more after receipt of notice thereof by Borrower from Lender.

          l. Any member in Borrower on the date hereof shall, for whatever reason, cease to be a member in Borrower, except as expressly permitted by Section V.8.

          m. CBL & Associates Properties, Inc. ceases to be a real estate investment trust or the primary nature of its business ceases to be the ownership and/or development of real property.

VI.2 - Rights and Remedies

Upon the occurrence of an event of default, unless such event of default is subsequently waived in writing by Lender, Lender shall be entitled, at the option of Lender, to exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

          a. If the Advance has not yet been made, Lender may terminate its obligation to make the Advance under this Agreement.

          b. Lender may exercise any or all remedies specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Mortgage, and/or any other remedies which it may have therefor at law, in equity or under statute.

          c. Lender may cure the event of default on behalf of Borrower, and, in doing so, may enter upon the Project, and may expend such sums as it may deem desirable, including reasonable attorneys' fees, all of which shall be deemed to be advances hereunder, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate and shall be payable by Borrower on demand.

          d. Borrower hereby irrevocably authorizes Lender to set off any sum owed to Lender under the Loan Documents against all deposits and credits of Borrower with, and any and all claims of Borrower against, Lender. Such right shall exist whether or not Lender shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any othersecurity, right or remedy available to Lender. Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Borrower of its exercise of such setoff right; provided, however, that the failure of Lender to provide such notice shall not affect the validity of the exercise of such setoff right. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on Lender to all rights of banker's lien, setoff and counterclaim available pursuant to law.

                      VII.  MISCELLANEOUS

VII.1 - Binding Effect; Waivers; Cumulative Rights and Remedies

The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Lender. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing. The rights and remedies of Lender specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Lender's rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

VII.2 - Survival

All agreements, representations and warranties made in this Agreement shall survive the execution of this Agreement, the making of the Advance by Lender, and the execution of the other Loan Documents, and shall continue until Lender receives payment in full of all indebtedness of Borrower incurred under this Agreement and under the other Loan Documents.

VII.3 - Governing Law; Waiver of Jury Trial

THIS AGREEMENT, THE RIGHTS OF THE PARTIES HEREUNDER, AND THE CONSTRUCTION, INTERPRETATION, VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT

GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES RELATING TO NATIONAL BANKS. BY THE EXECUTION HEREOF, BORROWER AND LENDER KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY HEREBY AGREE THAT:

          (A) NEITHER BORROWER NOR LENDER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF BORROWER OR LENDER, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS AGREEMENT, THE NOTE, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES THERETO;

          (B) NEITHER BORROWER NOR LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED;

          (C) THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS;

          (D) NEITHER BORROWER NOR LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES; AND

          (E) THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

VII.4 - Counterparts

This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

VII.5 - Notices

Any notice required or permitted to be given by either party hereto to the other under the terms of this Agreement, or documents related hereto, shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States registered or certified mail, return receipt requested (postage prepaid), addressed to such party at the address specified on the signature page hereof, or at such other address in the United States of America as such party shall have specified to the other party hereto in writing, at least ten (10) days prior to the effective date of said change of address. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four (4) days after the date of mailing if mailed; provided, however, that any notice to Lender designating, continuing or converting any portion of the Advance as or into a Eurodollar Rate Advance shall be deemed to have been given only when received by Lender.

VII.6 - Lender's Publicity

Lender may, if it so desires, publicize its involvement with the Project, including but not limited to issuing press releases, subject to the prior review and approval thereof by Borrower, which approval shall not be unreasonably withheld or delayed.

VII.7 - No Third Party Reliance

No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Lender's interest hereunder, unless such third party is an express assignee of all or a portion of Lender's interest hereunder.

VII.8 - Sale of Loan or Participations

Lender may at any time sell, assign, transfer, syndicate, grant participations in, or otherwise dispose of portions of the Loan (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions which must be approved by Borrower (hereinafter called "Transferees"), which approval shall not be unreasonably withheld or delayed, and Borrower shall have the right to review and approve any assignment, transfer, syndication or participation agreement before it is executed, which approval shall also not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event of any such assignment, transfer, syndication or participation, Lender shall (A) be the "agent bank" or "lead lender" with respect thereto, which retains all day-to-day loan administration functions and decision making capacity with respect to the Loan, and (B) retain at least a twenty-five percent (25%) prorata interest in the Loan. Borrower agrees that each Transferee (except a participant) shall be entitled to the benefits of Sections I.6, I.7, I.8, I.9, I.10, I.11, V.1 and VI.2(d) with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's lien, setoff and counterclaim as if such Transferee were a direct lender to Borrower. If Lender makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Lender" hereunder and shall have all the rights and obligations of Lender hereunder. Notwithstanding the sale by Lender of any participation hereunder, (a) no participant shall be deemed to be or have the rights and obligations of Lender hereunder, except that any participant shall have a right of setoff under Section VI.2 as if it were Lender and the amount of its participation were owing directly to such participant by Borrower; and (b) Lender shall not in connection with selling any such participation condition Lender's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (i) any reduction in the amount of any principal of, or the amount of or rate of interest on, the Note, (ii) any postponement of the date fixed for any payment of principal of or interest on the Note, (iii) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Loan Document, or (iv) the release of any Guaranty, except in accordance with the terms thereof. All costs and expenses of any such transfer, participation or syndication shall be paid by Lender.

VII.9 - Time of the Essence

Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

VII.10 - Entire Agreement; No Oral Modifications

This Agreement, the other Loan Documents and the other documents mentioned herein set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements with respect thereto. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

VII.11 - Captions

The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

VII.12 - Borrower-Lender Relationship

The relationship between Borrower and Lender created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall Lender be deemed to be a partner of, or a joint venturer with, Borrower.

VII.13 - Commercial Reasonableness

Borrower and Lender shall each proceed in good faith and in a commercially reasonable manner with respect to its obligations, duties, liabilities, covenants, agreements, rights and remedies hereunder and under all of the other Loan Documents, whether or not it is otherwise herein or therein expressly required to so proceed.

VII.14 - Multiple Appraisals

Borrower shall be required to pay for an Appraisal obtained by or for Lender only (a) prior to the closing of the Loan; (b) upon the occurrence of an event of default under this Agreement; and (c) at any other time an Appraisal is required by Minnesota law or other applicable Governmental Requirements.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Address:                      BURNSVILLE MINNESOTA, LLC,
                                a Minnesota limited liability company
c/o CBL Holdings I, Inc.
One Park Place                By: CBL & Associates Limited Partnership,
6148 Lee Highway                   Its Sole Member
Chattanooga, Tennessee 37421
Attention:  President               By:    CBL Holdings I, Inc.,
                                           Its General Partner

                                         /s/ John N. Foy
                                    By: _____________________________
                                               John N. Foy
                                        Its: Executive Vice President

                                                    (CORPORATE SEAL)



Address:                             U.S. BANK NATIONAL
                                     ASSOCIATION

Mail Station - MPFP0802                   /s/ Stephen P. Bailey
601 Second Avenue South              By: _____________________________
Minneapolis, Minnesota 55402-4302                 Vice President
Attention:  Real Estate Banking           Its: ___________________________
             Division Head